Exhibit 10.5

EXECUTION VERSION

SHARE ESCROW AGREEMENT

THIS SHARE ESCROW AGREEMENT is made and entered into as of the 15th day of April, 2011, by and among PRIVATE BANK MINNESOTA (hereinafter “Escrow Agent”), ONPOINT MEDICAL DIAGNOSTICS, INC., a Minnesota corporation (hereinafter “OnPoint”), and VERTICAL HEALTH SOLUTIONS, INC., a Florida corporation (hereinafter “VHS”).

Recitals

WHEREAS, OnPoint, VHS and a wholly owned subsidiary of VHS (“Merger Sub”) have entered into that certain Agreement and Plan of Merger, dated as of February 1, 2011 (the “Merger Agreement”), pursuant to which Merger Sub shall merge with and into OnPoint (the “Merger”), such that following the Merger, OnPoint will become a wholly owned subsidiary of VHS;

WHEREAS, pursuant to Section 1.12 of the Merger Agreement, VHS has agreed to deposit with the Escrow Agent 1,000,000 shares of its common stock, par value $0.001 per share (the “Escrow Shares”), together with any and all interest, cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of or in substitution or exchange for any or all of the Escrow Shares, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interest, privileges and preferences appertaining or incident to the foregoing property (collectively referred to with Escrow Shares as the “Escrow Property”);

WHEREAS, the Escrow Property shall be held and disposed of by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent has agreed to act as escrow agent in relation to such escrow arrangements on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

Agreement

1.           Appointment.  OnPoint and VHS hereby appoint the Escrow Agent as escrow agent for the purposes set out in this Agreement, and the Escrow Agent accepts such appointment on the terms set out in this Agreement.

2.           Escrow Property.  Promptly following the execution and delivery of this Agreement, VHS, pursuant to the Merger Agreement, shall deliver to the Escrow Agent for deposit in escrow the Escrow Property.  The Escrow Property shall be maintained by, and shall be under the exclusive dominion and control of, the Escrow Agent and shall be released by the Escrow Agent only in accordance with the provisions of this Agreement.

3.           Term of Escrow.  The “Term of Escrow” shall have effect as of the date hereof, and shall continue thereafter until all Escrow Property has been released in accordance with the terms of this Agreement.  The parties acknowledge that the Escrow Agent shall have no duties to receive Escrow Property or otherwise prior to the effective date of this Agreement.

4.           Voting.  During the Term of Escrow, the OnPoint stockholders will retain and be able to exercise all other incidents of ownership of the Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.  The OnPoint stockholders may vote the Escrow Shares in accordance with their respective interests therein on all matters submitted to a vote of the stockholders of VHS during the term of this Agreement.

5.           Release of Escrow Property.  Upon receipt of a joint certification from OnPoint and VHS, providing that either (i) an aggregate of $1,000,000 in financing (the “Equity Release Amount”) has been received on or before December 31, 2011, or (ii) the Equity Release Amount has not been received on or before December 31, 2011, the Escrow Property shall be released by the Escrow Agent to VHS for distribution or cancellation in accordance with the terms of the Merger Agreement.

6.           Duty and Liability of Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder.  The sole duty of Escrow Agent, other than as herein specified, shall be to receive Escrow Property and hold it subject to release, in accordance herewith, and Escrow Agent shall be under no duty to determine whether OnPoint or VHS is complying with requirements of this Agreement or the Merger Agreement.  Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement.  Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction.  Escrow Agent may consult in respect of any question arising under this Agreement and Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.  All funds held by Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held.

7.           Binding Agreement and Substitution of Escrow Agent as Escrow Agent.  Except as set forth in this Section, this Agreement may not be transferred or assigned by any party hereto without the written consent of the other parties.  The terms and conditions of this Agreement shall be binding on the assigns, transferees, and successors in interest, whether by operation of law or otherwise, of the parties hereto.  If, for any reason, Escrow Agent should be unable or unwilling to continue to act as escrow agent hereunder, then OnPoint and VHS may substitute another escrow agent.

8.           Escrow Agent’s Fee. Escrow Agent shall be entitled to receive from OnPoint a fee of $1,000 as compensation for its basic services hereunder.  Such fee is intended as full compensation for Escrow Agent’s services as contemplated by this Agreement; provided, if Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of any interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent consults with legal counsel with respect to any question arising after its execution of this Agreement, or Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Agreement, or the subject matter hereof, Escrow Agent shall be reasonably compensated for such extraordinary services and be reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable from OnPoint only.

9.           Notices.  All notices, deliveries and other communications given in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when delivered in hand to OnPoint, VHS and Escrow Agent (being all parties to this Agreement), or at the offices of OnPoint, VHS or Escrow Agent, (ii) if sent by U.S. Certified Mail, on the date received by all parties to this Agreement as noticed on the return receipt, (iii) if sent by facsimile or email on the first business day following the date of transmission to all parties to this Agreement; or (iv) if delivered by a nationally known overnight delivery service (such as Federal Express, UPS or DHL), on the first business day following the date timely delivered to such overnight service to all parties to this Agreement.  Except as may be provided in any notice subsequently given in the manner set forth above, all notices, deliveries and other communications shall be addressed as follows:

If to OnPoint or VHS:	OnPoint Medical Diagnostics Inc.
Attention: William Cavanaugh
7760 France Avenue South, 11th Floor
Minneapolis, MN 55435
Facsimile: (888) 370-2819
E-mail: wcavanaugh@onpointmd.com

If to Escrow Agent:	Private Bank Minnesota
Attention: Thomas E. Cardle
222 South 9th Street, Suite 3800
Minneapolis, MN 55402
Facsimile: (612) 321-0894
Email address: TomC@PBMN.com
Phone: (612) 321-0991

And a copy in all cases to:	Michael J. Macaluso
Morgan, Lewis & Bockius LLP
5175 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Facsimile No.: (612) 344-1001
Email address: mjmacaluso@morganlewis.com
Phone: (612) 344-7610

10.           Execution and Amendment.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.  This Agreement may be amended or modified only by written agreement or consent of OnPoint, VHS and Escrow Agent.

11.           Governing Law.  This Agreement shall be deemed to be entered into and performed wholly within, and shall be governed by and construed in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Vertical Health Solutions, Inc.		OnPoint Medical Diagnostics, Inc.

By:	/s/ Steve Watters	By:	/s/ William T. Cavanaugh
	Steve Watters, CEO		William T. Cavanaugh, CEO

Private Bank Minnesota

By:	/s/ Thomas Cardle
Its:	Thomas Cardle, Vice President

5

[SIGNATURE PAGE TO SHARE ESCROW AGREEMENT]